UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (AMENDMENT NO. )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

FOUNDATION BUILDING MATERIALS, INC.

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FOUNDATION BUILDING MATERIALS, INC.
2520 Red Hill Avenue
Santa Ana, CA 92705

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 14, 2020

The following Notice relates to the proxy statement, or the Proxy Statement, of Foundation Building Materials, Inc., or the Company, dated March 31, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on Thursday, May 14, 2020. This Notice is being filed with the Securities and Exchange Commission and was made available to stockholders and others by means of a press release that was also posted on the Company's website on April 22, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

FOUNDATION BUILDING MATERIALS, INC.
2520 Red Hill Avenue
Santa Ana, CA 92705
April 22, 2020
To our Stockholders:
Due to the ongoing public health impact of the coronavirus (COVID-19) pandemic, and to support the health and well-being of our employees, our community and our stockholders, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Foundation Building Materials, Inc. will now be held in a virtual-only meeting format. As previously announced, the Annual Meeting will be held on Thursday, May 14, 2020 at 9:00 a.m., Pacific Time. You will not be able to attend the Annual Meeting in person.
As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the virtual-only Annual Meeting if you were a stockholder of record as of the close of business on March 26, 2020, the record date for the Annual Meeting, or if you hold a legal proxy for the meeting provided by your bank, securities broker, or other nominee. The virtual-only Annual Meeting will be held via the internet at: www.virtualshareholdermeeting.com/FBM2020. A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders of record during the Annual Meeting on the virtual meeting website.
To be admitted to the virtual-only Annual Meeting, you must use the link provided above and enter the 16-digit control number included on your proxy card, voting instruction form or notice previously distributed to you. If you hold your shares through a bank, securities broker, dealer or other nominee and do not have a control number, please contact the nominee. Once admitted, you may vote and submit questions during the virtual-only Annual Meeting by following the instructions available on the meeting website.
Whether or not you plan to attend the virtual-only Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual-only meeting, but can be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

Sincerely,
Ruben Mendoza
President and Chief Executive Officer

The virtual-only Annual Meeting will be held on Thursday, May 14, 2020 at 9:00 a.m. Pacific Time. The meeting will be held via the internet at www.virtualshareholdermeeting.com/FBM2020. The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 is available by visiting our Investors Relations website at www.fbmsales.com and following the links to "Investors." Additionally, you may access our proxy materials at https://www.proxyvote.com.